UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2015

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 1, 2015, Howard B. Rosen became the Company’s interim Chief Executive Officer (Interim CEO).

Mr. Rosen’s offer letter dated March 19, 2015, with an effective date of April 1, 2015, provides that he will be employed by the Company on an “at will” basis as Interim CEO and will receive:

1. An initial monthly base salary of $35,000;

2. At the completion of service as Interim CEO, Mr. Rosen will receive an additional lump sum payment equal to $15,000 for each month or pro-rata portion thereof that Mr. Rosen served as Interim CEO; and

3. An option to purchase 240,000 shares of the Company’s common stock, vesting monthly at the rate of 1/12th of the total number of the option shares per month for the period during which Mr. Rosen serves as the Interim CEO and will stop vesting when Mr. Rosen no longer serves as Interim CEO. This option was granted with an exercise price equal to the closing price of the Company’s common stock as listed on NASDAQ on the date of the grant.

The foregoing description of Mr. Rosen’s services is qualified in its entirety by reference to the full text of his offer letter, which is filed as an exhibit to this Report.

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Form 8-K filed with the Securities and Exchange Commission on March 20, 2015, the Board of Directors of the Company, on March 19, 2015, appointed Howard B. Rosen, a member of the Company’s Board of Directors, as interim Chief Executive Officer effective April 1, 2015, or the Effective Date. As of the Effective Date, Mr. Rosen will assume the duties of the Company’s principal executive officer on an interim basis.

The information disclosed under Item 1.01 of this Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer letter, effective as of April 1, 2015, by and among AcelRx Pharmaceuticals, Inc. and Howard B. Rosen.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2015	ACELRX PHARMACEUTICALS, INC.
	By:	/s/ Timothy E. Morris
Timothy E. Morris
Chief Financial Officer

Index to EXHIBITS

Exhibit Number	Description
10.1	Offer letter, effective as of April 1, 2015, by and among AcelRx Pharmaceuticals, Inc. and Howard B. Rosen.